UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2016

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 18, 2016, Key Energy Services, Inc. (the “Company”) entered into a Promotion Bonus Agreement (the “Promotion Agreement”) with Robert Drummond on February 17, 2016 in connection with the announcement of his promotion to President and Chief Executive Officer. On April 6, 2016, the Company entered into a revised Promotion Bonus Agreement (the “Revised Agreement”) with Mr. Drummond. The Revised Agreement amends the Promotion Agreement to provide that (i) the Retention Period will be from March 5, 2016 through March 5, 2018; and (ii) the Promotion Bonus will vest in full if Mr. Drummond’s employment with the Company is terminated for any reason other than for “Cause” within 12 months following a “Change in Control” (both terms as defined in the Revised Agreement), rather than on a pro-rata basis as provided by the Promotion Agreement.

The foregoing does not purport to be complete and is qualified in its entirety by reference to the full text of the Revised Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Revised Promotion Bonus Agreement by and between Key Energy Services, Inc. and Robert Drummond, dated April 6, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date:	April 12, 2016	By:	/s/ Katherine I. Hargis
Katherine I. Hargis
Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Revised Promotion Bonus Agreement by and between Key Energy Services, Inc. and Robert Drummond, dated April 6, 2016.